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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to (i) the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement No. 333-92283 on Form S-3 of Duke Capital Corporation, (ii) the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 333-71297 on Form S-3 of Duke Capital Corporation and (iii) the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-85995 on Form S-3 of Duke Capital Corporation of our report dated February 12, 1999, appearing in the annual report on Form 10-K of Duke Capital Corporation for the year ended December 31, 1998 filed with the Securities and Exchange Commission, and to the reference to us under the heading "Experts" in the Prospectus which is a part of these Registration Statements.


  /s/ DELOITTE & TOUCHE LLP
-------------------------------
    DELOITTE & TOUCHE LLP



Charlotte, North Carolina
January 4, 2000